                                                                   EXHIBIT 10.18


                           CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                  by and among

                                 CATV.NET, INC.,
                                   KENT OYLER,
                                  DAVID GIBBS,
                        GIBBS FAMILY LIMITED PARTNERSHIP,
                          COLORADO LIMITED PARTNERSHIP,
                               OPM SERVICES, INC.
                                       and
                            BROADBAND SOLUTIONS, LLC


                                February 23, 1998

                                TABLE OF CONTENTS


                                                                                                   PAGE
                                                                                                   ----
1.       Sale and Issuance of Convertible Preferred Stock.............................................1

2.       Closing......................................................................................2

3.       Closing Items................................................................................2

4.       Future Assurances............................................................................3

5.       Representations and Warranties of Company, Founders and Shareholders.........................3
         A.       Corporate Standing..................................................................3
         B.       Authorization.......................................................................4
         C.       Capitalization......................................................................4
         D.       Validly Issued Shares...............................................................5
         E.       No Conflict.........................................................................5
         F.       Contracts and Other Commitments; Compliance.........................................6
         G.       Subsidiaries........................................................................6
         H.       Consents............................................................................6
         I.       Financial Statements................................................................6
         J.       Indebtedness for Borrowed Money; No Undisclosed Liabilities.........................6
         K.       Absence of Changes..................................................................7
         L.       Title to Property and Assets; Leases................................................8
         M.       Legal Proceedings...................................................................8
         N.       Environmental Matters...............................................................8
         O.       Licenses and Permits; Compliance with Laws..........................................9
         P.       Employee Benefit Plans..............................................................9
         Q.       Labor Relations.....................................................................9
         R.       Insurance......................................................................... 10
         S.       Tax Matters....................................................................... 10
         T.       Bank Accounts..................................................................... 11
         U.       Related Party Transactions........................................................ 11
         V.       Brokers' and Finders' Fees........................................................ 11
         W.       Registration Rights............................................................... 11
         X.       Small Business Concern............................................................ 11
         Y.       Confidential Business Plan; Material Facts........................................ 12

6.       Representations and Warranties of Investor................................................. 12
         A.       Authorization; Binding Agreement.................................................. 12
         B.       Investment Representations........................................................ 12
         C.       Accredited Investor; Residence.................................................... 13
         D.       Receipt of Information; Restricted Securities..................................... 13
         E.       Investment Experience............................................................. 13

7.       Survival of Representations and Warranties................................................. 13

8.       Indemnification............................................................................ 14
         A.       Indemnification by Company, Founders and Shareholders............................. 14
         B.       Indemnification by Investor....................................................... 14

9.       Covenants of Company, Founders and Shareholders............................................ 15
         A.       Redemption Rights................................................................. 15
         B.       Financial Reporting............................................................... 15
         C.       Indebtedness for Borrowed Money................................................... 16
         D.       Board of Directors................................................................ 16
         E.       Reservation of Shares............................................................. 16
         F.       Use of Proceeds................................................................... 16
         G.       Prohibited Matters................................................................ 16
         H.       Life Insurance.................................................................... 17
         I.       Consulting Fee.................................................................... 17

10.      Public Statements.......................................................................... 17

11.      Notices.................................................................................... 18

12.      Parties in Interest; Assignment............................................................ 18

13.      Construction; Governing Law................................................................ 19

14.      Entire Agreement; Amendment and Waiver..................................................... 19

15.      Severability............................................................................... 19

16.      Counterparts............................................................................... 19

17.      Expenses................................................................................... 19

18.      Time of Essence............................................................................ 20

19.      Attorneys' Fees............................................................................ 20

20.      Rights of Investor......................................................................... 20

                           CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


        THIS CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 23rd day of February, 1998, by and among CATV.NET, INC., a Kentucky corporation ("Company"), W. KENT OYLER, III, an individual ("Oyler"), DAVID GIBBS, an individual ("Gibbs") (Oyler and Gibbs are sometimes collectively referred to as the "Founders"), COLORADO LIMITED PARTNERSHIP, a Georgia limited partnership ("CLP"), OPM SERVICES, INC., a Kentucky corporation ("OPM"), and GIBBS FAMILY LIMITED PARTNERSHIP, a Georgia limited partnership ("GFLP") (CLP, OPM and GFLP are sometimes collectively referred to as the "Shareholders"), and BROADBAND SOLUTIONS, LLC, a Kentucky limited liability company ("Investor").

        WITNESSETH:

        Company desires to sell and issue, and Investor desires to purchase and acquire, the number of shares of Company's authorized but unissued Convertible Preferred Stock set forth opposite its name on Schedule 1 and Schedule 2 hereto, upon the terms and subject to the conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, and intending to be legally bound, Company, Founders, Shareholders and Investor agree as follows:

        1. Sale and Issuance of Convertible Preferred Stock.

           A. The Convertible Preferred Stock ("Preferred Stock") will have the rights, preferences and privileges and restrictions set forth in the Articles of Incorporation attached hereto as Exhibit A (the "Articles").

           B. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) Investor agrees to purchase from Company, and Company agrees to sell, issue and deliver to Investor, the number of shares of Preferred Stock set forth opposite Investor's name on Schedule 1 attached hereto at a price of Ten Dollars ($10.00) per share, resulting in a total purchase price at the Closing of Five Hundred Thousand Dollars ($500,000). At any time and from time to time after the Closing, at the option of Company, evidenced by a resolution of its Board of Directors and upon ten (10) days prior written notice given by Company to Investor, Investor agrees to purchase from Company, and Company agrees to sell, issue and deliver to Investor, up to the number of shares of Preferred Stock set forth opposite Investor's name set forth on
Schedule 2 attached hereto at a price of Ten Dollars ($10.00) per share, resulting in an additional total purchase price not to exceed Two Million Dollars ($2,000,000) in the aggregate for such additional shares of Preferred Stock (the "Post

Closing Capital Calls"). There may be one or more Post Closing Capital Calls, provided that [i] pursuant thereto Investor shall be, under no circumstances, obligated to purchase more than the number of shares of Preferred Stock set forth opposite its name on Schedule 2, in the aggregate, and [ii] Investor shall be, under no circumstances, obligated to purchase any shares of Preferred Stock pursuant to a Post Closing Capital Call if, as of the date of such Post Closing Capital Call, Company has not met the monthly performance projections set out in Company's Confidential Business Plan dated January 12, 1998 ("Confidential Business Plan"), a copy of which is attached hereto as Schedule 3, as determined by Investor in its sole discretion.

        2. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on February 23, 1998, at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky, or at such other time, date, or place as shall be mutually agreed upon by the parties hereto in writing (the "Closing Date"). Each of the Post Closing Capital Calls, if any, shall be consummated at Company's option as contemplated by the second sentence of Section 1.B above by delivery of a certificate representing the shares of Preferred Stock Investor is purchasing against payment of the purchase price therefor in immediately available funds.

        3. Closing Items.

           A. At the Closing, Company, Founders and Shareholders shall deliver, or cause to be delivered, the following items:

              [1] certificates representing the shares of Preferred Stock that Investor is purchasing as set forth on Schedule 1 hereto against payment of the purchase price therefor in immediately available funds;

              [2] the Articles certified by the Kentucky Secretary of State;

              [3] the Bylaws of Company ("Bylaws"), certified as to their due adoption and continued validity by the Secretary of Company;

              [4] the Employment, Noncompetition and Nondisclosure Agreement between Company and Oyler in the form attached hereto as Exhibit B duly executed by Company and Oyler;

              [5] the Noncompetition and Nondisclosure Agreement between
        Company and Gibbs in the form attached hereto as Exhibit C duly executed by Company and Gibbs;

              [6] the Registration Rights Agreement in the form attached hereto as Exhibit D ("Registration Rights Agreement") duly executed by Company;

              [7] the Shareholders Agreement in the form attached hereto as Exhibit E ("Shareholders Agreement") duly executed by Company and Shareholders;

              [8] the 1998 Stock Option Plan in the form attached hereto as Exhibit F (the "Stock Option Plan") duly executed by Company;

              [9] the opinion of Reed, Weitkamp, Schell, Cox & Vice, counsel to Company, Founders and Shareholders, in the form attached hereto as Exhibit G;

              [10] amendments to the Noncompetition, Confidentiality and Nonsolicitation Agreements between the Company and each of Ron Daggett, Tim Emig, David Wigglesworth and Steve White providing that such individuals shall not compete as set forth in such agreements anywhere in the United States;

              [11] resolutions of the Board of Directors and shareholders of Company authorizing the execution, delivery and consummation of this Agreement, the issuance of the shares of Preferred Stock, and the other matters contemplated hereby, certified as to their due adoption and continued validity by the Secretary of Company; and

              [12] Company shall have provided to Investor, if so requested, information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

           B. At the Closing, Investor shall deliver, or cause to be delivered the following items:

              [1] immediately available funds equal to the purchase price of the shares of Preferred Stock set forth opposite Investor's name on Schedule 1 attached hereto;

              [2] the Registration Rights Agreement executed by Investor;

              [3] the Shareholders Agreement executed by Investor;

              [4] resolutions of the Board of Managers of Investor authorizing the execution, delivery and consummation of this Agreement, and the other matters contemplated hereby; and

              [5] the opinion of Wyatt, Tarrant & Combs, counsel to Investor, in the form attached hereto as Exhibit H;

       4. Further Assurances. Each party shall execute such additional documents and take such other actions as the other party or parties may reasonably request to consummate the transactions contemplated hereby and otherwise as may be necessary to effectively carry out the terms and provisions of this Agreement.

       5. Representations and Warranties of Company, Founders and Shareholders. Company, Founder and Shareholders hereby, jointly and severally, as of the date hereof and as of the date of each additional issuance of Preferred Shares to Investor pursuant to Post Closing Capital Calls, represent and warrant to Investor, as follows:

          A. Corporate Standing. Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky. Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted, to execute, deliver and perform this Agreement, the Shareholders Agreement, the Registration Rights Agreement and any other agreement to which Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"). Except as set out on
Schedule 5.A attached hereto, Company is not qualified to do business as a foreign corporation in any jurisdiction and such qualification is not now required. True and accurate copies of the Articles, bylaws and minute book (containing the records of all meetings and written consents of the stockholders, the board of directors and any committees of the board of directors) of Company have previously been delivered to counsel to Investor.

          B. Authorization. The execution and delivery of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, and any Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Company. Each of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, and any Ancillary Agreement have been duly executed and delivered by Company, Founders and Share holders, as applicable, and constitutes the legal, valid and binding obligation of Company, Founders and Shareholders, as applicable, enforceable against them in accordance with its terms.

          C. Capitalization. The authorized capital stock of Company consists of [i] 495,000 Common Shares with no par value per share ("Common Shares"), of which at the date hereof 200,000 shares are validly issued and outstanding, fully paid and nonassessable and owned, beneficially and of record, as set forth on Schedule 5.C attached hereto, and [ii] 250,000 Preferred Shares, no par value per share ("Preferred Shares"), none of which is outstanding at the date hereof and all of which are to be sold pursuant to this Agreement. 250,000 Common Shares have been duly and validly reserved for issuance upon conversion of the Preferred Shares, and 45,000 Common Shares have been duly and validly reserved for issuance under Company's Stock

Option Plan. Except as set forth on Schedule 5.C, and except for (i) the conversion and other privileges of the Preferred Shares, and (ii) the rights provided in Section 9.A hereof and in the Registration Rights Agreement and the Share holders Agreement, there are outstanding no subscriptions, options, warrants, calls, commitments or rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any character relating to shares of Company's capital stock or the Preferred Stock to be issued hereunder or any instruments that can be converted into shares of Company's capital stock or the Preferred Stock to be issued hereunder. None of the shares of Company's capital stock have been issued in violation of any preemptive right. All issuances, transfers or purchases of the capital stock of Company (and any predecessor in interest to Company) have been in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon, if any, have been paid. No former or present holder of any of the shares of capital stock of Company (or any predecessor in interest to Company) has any legally cognizable claim against Company, Founders or Shareholders based on any issuance, sale, purchase, redemption or involvement in any transfer of any shares of capital stock by Company (or any predecessor in interest to Company). Except for obligations of Company to redeem Preferred Shares as contemplated by Section 9.A hereof, there are no contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of capital stock of Company. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of Company may vote are issued or outstanding. Company is not a party or subject to any agreement or under standing, and, to Company's, Founders' and Shareholders' best knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of Company.

          D. Validly Issued Shares. The shares of Preferred Stock to be issued, sold and delivered in accordance with the terms of this Agreement for the consideration set out herein, will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer other than restrictions on transfer under this Agreement, the Shareholders Agreement and under applicable federal and state securities laws. The issuance of the Preferred Stock to Investor pursuant to this Agreement will comply with all applicable laws, including federal and state securities laws (assuming the accuracy of the representations set forth in Sections 6.B through 6.E of this Agreement), and will not violate the preemptive rights of any person. The Common Shares issuable upon conversion of the Preferred Stock being purchased under this Agreement will be, upon issuance and delivery in accordance with the terms of the Articles, duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the Shareholders Agreement and under applicable federal and state securities laws. The issuance of the Common Shares upon conversion of the Preferred Stock will comply with all applicable laws, including federal and state securities laws (assuming the accuracy of the representations set forth in Sections 6.B through 6.E of this Agreement as of the date of issuance of such Common Shares), and will not violate the preemptive rights of any person.

          E. No Conflict. The execution and delivery of this Agreement, the Shareholders Agreement, the Registration Rights Agreement and any Ancillary Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Articles or Bylaws, or result in any Violation of any material lease, agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company, Founders or Shareholders or Company's properties or assets.

          F. Contracts and Other Commitments; Compliance. Except as set forth on
Schedule 5.F attached hereto (the "Contracts"), Company does not have and is not bound by any contract, agreement, lease, loan, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent. No event or condition has occurred or exists, or, to the knowledge of Company, Founders or Shareholders, is alleged by any of the other parties thereto to have occurred or existed, which constitutes, or with lapse of time or giving of notice or both might constitute, a default or breach under any of the Contracts, which default is reasonably likely to result in a material adverse change in the financial condition, results of operation or business of Company. Company is not in violation or default of any provision of its Articles or Bylaws or in any respect of any provision of any Contract or other item listed on Schedule 5.F.

          G. Subsidiaries. Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. Company is not a participant in any joint venture, partnership or similar arrangement.

          H. Consents. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to Company, Founders or Shareholders in connection with the execution and delivery of this Agreement, or the consummation by Company, Founders or Shareholders of the transactions contemplated hereby, which has not already been obtained, except for notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post closing filings as may be required under applicable state securities laws which will be timely filed within the applicable periods therefor.

          I. Financial Statements. Company has delivered to Investor prior to the date hereof its unaudited balance sheet as of December 31, 1997, and the related statements of income for the year then ended (the "Financial Statements"). The Financial Statements are true, correct and complete in all material respects and present fairly the financial condition of Company as of December 31, 1997 and the related results of operations for the year then ended.

          J. Indebtedness for Borrowed Money; No Undisclosed Liabilities. Except as set forth on Schedule 5.F attached hereto, Company has no direct or indirect indebtedness for borrowed money, indebtedness by way of lease-purchase arrangements, guarantees, undertakings, chattel mortgages or other security arrangements with any bank, financial institution or other third party. Except as and to the extent reflected and adequately reserved against in the Financial Statements or incurred in the ordinary course of business since the date of the Financial Statements, as of the Closing Date, Company will not have any liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise.

          K. Absence of Changes. Except as set forth on Schedule 5.K, since December 31, 1997, there has not been:

             [1] any change in the assets, liabilities, financial condition or operating results of Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

             [2] any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of Company (as such business is presently conducted and as it is presently proposed to be conducted);

             [3] any waiver or compromise by Company of a valuable right or of a material debt owed to it;

             [4] any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Company, except in the ordinary course of business and that is not material to the business, properties, or financial condition of Company (as such business is presently conducted and as it is presently proposed to be conducted);

             [5] any material change to a material contract or arrangement by which Company or any of its assets is bound or subject;

             [6] any material change in any compensation arrangement or agreement with any employee or officer;

             [7] any sale, assignment, or transfer of any intangible assets;

             [8] any resignation or termination of employment of any key officer of Company (and neither Company, Founders nor Shareholders knows of the impending resignation or termination of employment of any such officer);

             [9] any mortgage, pledge, transfer of a security interest in, or lien, created by Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

             [10] any declaration, setting aside or payment of any dividend or other distribution of Company's assets in respect of any of Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Company;

             [11] to the best of Company's, Founders' and Shareholders' knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of Company (as such business is presently conducted and as it is presently proposed to be conducted); or

             [12] any agreement or commitment by Company to do any of the things described in this Section 5.K.

             L. Title to Property and Assets; Leases.

             [1] Schedule 5.L sets forth a complete and accurate list and description of all the real and personal property that Company owns or leases. Company is not bound or committed to make any capital improvement or expenditure with respect to its owned or leased real or personal property except as set forth on Schedule 5.L.

             [2] Company owns no real property in fee simple. Company has good, valid and marketable title to all the personal and mixed, tangible and intangible properties and assets which it purports to own, free and clear of all liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, except for liens for current taxes not yet due and payable. With respect to the property and assets that it leases, Company is in compliance with such leases and, to Company's, Founders' and Shareholders' best knowledge, holds a valid leasehold interest, free and clear of any liens, claims and encumbrances. All properties and assets of Company are in the possession or control of Company, and no other person is entitled to possession of any such properties and assets.

          M. Legal Proceedings. There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to Company's, Founders' and Shareholders' best knowledge, threatened against or affecting Company, Founders or Shareholders or against any asset, interest or right of any of them or which questions the validity of the transactions contemplated by this Agreement and neither Company, Founders nor Shareholders knows of any facts which may constitute a basis therefor.

          N. Environmental Matters. Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety (the "Environmental Laws"), and, to Company's, Founders' and Shareholders' best knowledge, as of the date hereof no material expenditures are required to be made by Company in order to comply with any of the Environmental Laws.

          O. Licenses and Permits; Compliance with Laws. Except as set forth in
Schedule 5.O, Company holds all franchises, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of Company's business and is in compliance with the terms thereof. Company has complied with and is not in any default under (and has not been charged with or received notice with respect to, nor is threatened with or under investigation with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failures to comply.

          P. Employee Benefit Plans. Except as set forth on Schedule 5.P, Company has no employee benefit plans including any profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Company (collectively "Benefit Plans"), or any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding between Company and any officer, director or employee of Company. Company has delivered to Investor true, complete and correct copies of each Benefit Plan, or, in the case of any unwritten Benefit Plans, descriptions thereof. Each Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws.

          Q. Labor Relations.

             [1] Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health;

             [2] There is no unfair labor practice charge or complaint or any\ other matter against or involving Company pending or, to Company's, Founders' and Shareholders' knowledge, threatened before the National Labor Relations Board or any court of law;

             [3] There is no labor strike, dispute, slowdown or stoppage actually pending or, to Company's, Founders' and Shareholders' knowledge, threatened against Company;

             [4] Company is not a party to or bound by any collective bargaining agreement or any similar labor union arrangement;

             [5] There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, color, religion, national origin, sexual preference, disability, handicap or veteran status) pending or, to Company's, Founders' and Shareholders' knowledge, threatened, before the Equal Employment Opportunity Commission or any federal, state or local agency or court against Company. There have been no governmental audits of the equal employment opportunity practices of Company and, to Company's, Founders' and Shareholders' knowledge, no basis for any such claim exists; and

             [6] To Company's, Founders' and Shareholders' knowledge, Company is in compliance in all material respects with the requirements of the Americans With Disabilities Act.

          R. Insurance. Schedule 5.R sets forth a list of all insurance policies, including property, casualty, liability and other insurance maintained with respect to the assets and business of Company ("Company Insurance"). Company is not liable for any material retroactive premium adjustments with respect to any of its insurance policies or bonds. All such policies and bonds are legal, valid and enforceable and in full force and effect and Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy received any notice of premium increases or cancellations with respect to any of such policies and bonds. Company, Shareholders and Founders believe the amount and type of Company's insurance coverage is adequate for Company's business and is consistent with good business practice.

          S. Tax Matters. Company has timely filed or caused to be filed all material federal, state, foreign and local income, franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, employment and other tax returns, tax information returns and reports ("Tax Returns") required to be filed and all such Tax Returns were correct and complete in all material respects. Company has paid, or made adequate provisions for the payment of, all material taxes, duties or assessments of any nature whatsoever, interest payments, penalties and additions (whether or not reflected in the returns as filed) due and payable (and/or properly accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority. There are no security interests on any of the assets of Company that arise in connection with any failure (or alleged failure) to pay any tax. Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. No material deficiencies for any taxes have been proposed, asserted or assessed against Company that are not adequately reserved for.

          T. Bank Accounts. Schedule 5.T sets forth a complete and accurate list of each bank or financial institution in which Company has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

          U. Related Party Transactions. Except as set forth on Schedule 5.U, no employee, officer or holder of Company's Common Shares or member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of Company). To the best of Company's, Founders' and Shareholders' knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Company has a business relationship, or any firm or corporation that competes with Company, except that employees, stockholders, and officers of Company and members of their immediate families may own stock in publicly traded companies that may compete with Company.

          V. Brokers' and Finders' Fees. Neither Company, Founders nor Shareholders has employed any broker, finder or financial advisor or incurred any liability for fees or commissions payable to any broker, finder or financial advisor in connection with the negotiations relating to or the transactions contemplated by this Agreement.

          W. Registration Rights. Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its outstanding securities or any of its securities that may be subsequently issued.

          X. Business Plan; Material Facts. Company has provided Investor with all the information reasonably available to it that Investor has requested for deciding whether to purchase the Preferred Stock. This Agreement, the Financial Statements, the Confidential Business Plan containing, among other things, projections regarding expected revenues, expenses, net operating income and other financial information of Company and the documents or written statements furnished by Company to Investor in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading, except with respect to assumptions, projections and expressions of opinions or predictions, business strategies and technological assessments contained in the Confidential Business Plan, Company, Founders and Shareholders represent only that such assumptions, projections and expressions of opinions and predictions, strategies and assessments were made in good faith and Company, Founders and Shareholders believe that there is a reasonable basis therefor. Company's, Founders' and Shareholders' representations under this
Section 5, however, shall not limit or modify the representations and warranties of Investor in Section 6 of this Agreement or the right of Company, Founders and Shareholders to rely thereon.

       6. Representations and Warranties of Investor. Investor hereby represents and warrants to Company, Founders and Shareholders as of the date hereof and as of the date of each additional issuance of Preferred Shares to such Investor pursuant to Post Closing Capital Calls, as follows:

          A. Authorization; Binding Agreement. This Agreement, the Registration Rights Agreement, the Shareholders Agreement, and any Ancillary Agreements, and the purchase and receipt by Investor of the Preferred Stock hereunder have been duly authorized by all requisite action on the part of Investor, and will not [i] violate any provision of law or any order of any court or other agency of government applicable to Investor, the governing instruments of Investor, or any provision of any indenture, agreement or other instrument by which Investor or any of Investor's properties or assets are bound, or [ii] conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or any other instrument, or [iii] result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon the properties or assets of Investor. This Agreement, the Registration Rights Agreement, the Shareholders Agreement, and the Ancillary Agreements (if any) have been duly executed and delivered by Investor and constitute the legal, valid and binding obligations of Investor, enforceable against Investor in accordance with their respective terms.

          B. Investment Representations. Investor is acquiring the Preferred Stock and the Common Stock issuable upon conversion thereof (collectively the "Securities") solely for its own account as principal, for investment purposes only and not with a view to resale or distribution thereof in whole or in part, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities. No other person has a direct or indirect beneficial interest in the Securities to be acquired by Investor hereunder and Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person, with respect to any of the Securities.

          C. Accredited Investor; Residence. Investor is a Kentucky limited liability company and Investor and each of its members is an "accredited investor" as such term is defined under Regulation D of the Securities Act.

          D. Receipt of Information; Restricted Securities.


          [1] Investor acknowledges (i) that it has received and reviewed the Confidential Business Plan; (ii) that such Confidential Business Plan does not compile and was not intended to compile in a comprehensive fashion all information relative to the Company's business or its technological applications and financial prospects, (iii) that the Company is a speculative start up business enterprise, and (iv) there are substantial risk factors associated with Investor's purchase of the Securities. Investor acknowledges that the proposed business strategy and the hypothetical financial projections and cash flows contained in the Confidential Business Plan are prepared on the basis of assumptions and hypotheses that the Company believes to be reasonable. Investor acknowledges that the Company has not given and can give no assurance that any of the potential strategies described in the Confidential Business Plan can be implemented or that the potential benefits and results described in the Business Plan will prove to be attainable.

          [2] Investor acknowledges that the Securities are not being and will not be registered under the Securities Act or the securities laws of any other jurisdiction in reliance on exemptions thereunder. Investor understands that it must bear the economic risk of its investment in the Securities for an indefinite period of time, and that such Securities may not be resold unless an exemption from registration under the securities laws is available. Investor understands that, except as provided in the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps that will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities. Investor will not pledge, transfer, convey or otherwise dispose of any of the Securities, except in a transaction that is subject to either (a) an effective registration statement under the Securities Act and any applicable state securities laws, or
(b) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company).

          [3] Investor represents that Investor has had an opportunity to ask questions and receive answers from officers of Company with respect to the Confidential Business Plan and the business and financial condition of the Company and the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify this information (to the extent Company possessed such information or could acquire it without unreasonable effort or expense).

          [4] Investor's representations under this Section 6, however, shall not limit or modify the representations and warranties of Company, Founders and Shareholders in Section 5 of this Agreement or the right of Investor to rely thereon.

          E. Investment Experience. Each member of Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage or development. Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and that each of its members has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Stock.

       7. Survival of Representations and Warranties. All representations and warranties contained in this Agreement by any party to this Agreement and any certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement shall be continuous and shall survive the Closing and the issuance of all shares of Company's capital stock as contemplated hereunder for a period of eighteen (18) months. Each party shall have the right to rely on each other party's representations and warranties made herein, notwithstanding any investigation conducted by such party.

       8. Indemnification.

          A. Indemnification by Company, Founders and Shareholders. Company, Founders and Shareholders shall, severally but not jointly, indemnify and reimburse Investor for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) (hereinafter "Loss" or "Losses") suffered or incurred by Investor, or any successors or assigns thereto (the "Protected Parties") as a result of, or with respect to:

             [1] Any breach or inaccuracy of any representation or warranty of Company, Founders or Shareholders set forth in Section 5;

             [2] Any breach of or noncompliance by Company, Founders or Shareholders with any covenant or agreement of Company, Founders, or Shareholders contained in this Agreement, unless such breach or noncompliance results from any action or failure to act by the Board of Directors of the Company, a majority of which has been elected by Investor;

             [3] Any act or omission of Company or its employees, agents or representatives, or of Company's predecessors in interest, occurring prior to the Closing Date which results in any Loss arising under the Environmental Laws, or the ownership, use, control or operation by Company or its predecessors in interest of any of the current or former properties of Company which results in any Loss arising under the Environmental Laws or the release of any substance into the environment prior to the Closing Date; and

             [4] any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

          Notwithstanding the foregoing provisions of this Section 8.A, except with respect to any breach of any of the Company's, the Founders' or the Shareholders' representations and warranties of which the Company, the Founders or the Shareholders had knowledge or any intentional breach by the Company, Founders or Shareholders of any covenant or obligation or any fraudulent act committed in connection with the terms of this Agreement, (i) the obligation of Oyler, CLP and OPM to indemnify Investor pursuant to this Section 8.A shall be limited to fifty percent (50%) of any Loss and shall be joint and several among Oyler, CLP and OPM with respect thereto, (ii) the obligation of Gibbs and GFLP to indemnify Investor pursuant to this Section 8.A shall be limited to fifty percent (50%) of any Loss and shall be joint and several among Gibbs and GFLP with respect thereto, and (iii) the obligation of the Company, the Founders and the Shareholders to indemnify Investor under this Section 8.A shall not exceed an aggregate amount equal to the Purchase Price paid to date by Investor for all shares of Preferred Stock purchased hereunder plus the amount of all accrued and unpaid dividends on the Preferred Stock.

          B. Indemnification by Investor. Investor shall indemnify and reimburse Company, Founders and Shareholders for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) (hereinafter "Loss" or "Losses") suffered or incurred by Company or any successors or assigns thereto as a result of, or with respect to:

             [1] Any breach or inaccuracy of any representation or warranty of Investor set forth in Section 6;

             [2] Any breach of or noncompliance by Investor with any covenant or agreement of Investor contained in this Agreement; and

             [3] any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

      9. Post-Closing Covenants.

          A. Redemption Rights. Subject to the requirements of KRS 271B.6-400, at any time and from time to time from and after February 20, 2003 but prior to the Company's completed underwritten initial public offering, Investor shall have the right and option to sell to Company, and Company shall buy, Investor's shares of capital stock of Company (the "Put") at a price per share (the "Put Purchase Price") equal to the greater of (a) the initial purchase price per share of Investor's shares, plus accrued but unpaid dividends through the date of the Put Closing (as defined below), or (b) the fair market value per share, based on [i] the fair market value of the Company, as determined by a qualified, independent appraiser experienced in valuation of shares of companies similar to Company (the "Qualified Appraiser") acceptable to both Company and Investor, [ii] divided by the number of shares of capital stock of the Company outstanding, as determined by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 128 or any successor provision thereto. If the Investor and Company are unable to agree upon a Qualified Appraiser, each of them shall separately designate a Qualified Appraiser. Such Qualified Appraisers shall jointly designate a definitive Qualified Appraiser, and such definitive Qualified Appraiser's determination shall be the fair market value of Investor's shares of Company stock and shall be conclusive and binding upon the parties. The fees and expenses of the definitive Qualified Appraiser shall be borne equally by Company and the Investor. The closing (the "Put Closing") shall take place at a time and place mutually agreed upon by Investor and Company on or before the 180th day after written notice of exercise of the Put is given to Company by Investor, or if Investor and Company shall not agree on the time and place, the Put Closing shall take place at the principal office of Company in Louisville, Kentucky at 10:00 a.m. on the 180th day after written notice of exercise is given, unless such day is a Saturday, Sunday or holiday, in which case it shall occur on the next business day. The Put Purchase Price shall be paid in cash at the Put Closing.

          B. Option to Repurchase. If the Preferred Directors (as defined in the Articles) or Investor, as provided in Section 1.B[ii], refuse a written request by the Common Directors (as defined in the Articles) (the "Common Directors' Request") to approve some or all of the Company's first Post Closing Capital Call (which is expected to occur in June 1998 in the amount of $500,000), then the Company, Founders and the Shareholders shall have a one-time right to purchase from Investor the shares of Preferred Stock then owned by Investor for an amount equal to Investor's original purchase price for such shares, plus all accrued but unpaid dividends thereon. The Preferred Directors refusal shall be communicated to the Common Directors by written notice within thirty (30) days following the Common Directors' Request. The Preferred Directors shall be deemed to have refused such written request if they shall not have provided such notice to the Common Directors within thirty (30) days after the Common Directors' Request. Such right must be exercised by Company, Founders and Shareholders within ten (10) days after the Preferred Directors' or Investor's refusal, by Company's, Founders' and Shareholders' written notice to Investor and the closing shall occur within thirty (30) days after such written notice of exercise is given. The purchase price shall be paid in cash to Investor at such closing. Upon the closing of such purchase all obligations of the Company, Founders and Shareholders under this Agreement shall terminate, except for the indemnification obligations under Sections 8.A and B of this Agreement and except for their obligations provided in Sections 10 and 17 of this Agreement.

          C. Financial Reporting. For periods commencing on or after the Closing Date, Company shall deliver or cause to be delivered to Investor monthly and year-to-date balance sheets and income and cash flow statements (each as compared to budget and the comparable prior year period), a monthly written summary of operations and such other information and data with respect to Company as Investor may reasonably request. Such monthly reports shall be provided on or before twenty (20) days following the end of each month. Not later than thirty (30) days prior to the end of each fiscal year, Company shall provide a business plan and projections for the next fiscal year. Annual audits of the Company's financial statements for periods commencing on or after January 1, 1998 shall be performed by an independent accounting firm acceptable to a majority of the holders of the Preferred Stock and copies thereof shall be delivered to Investor on or before the 120th day following the end of Company's fiscal year. Company's financial statements for the year ended December 31, 1997 shall be reviewed by an independent accounting firm acceptable to a majority of the holders of the Preferred Stock and shall be available for audit.

          D. Indebtedness for Borrowed Money. Company shall not, without the prior consent of a majority of Company's directors, incur in any fiscal year any obligations for borrowed money or leases in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

          E. Board of Directors. Effective as of the Closing, the directors of Company shall be Kent Oyler, David A. Jones, Jr. and Robert Saunders. After the Closing, Investor shall elect one additional Preferred Director (as defined in the Articles) and Shareholders shall elect one additional Common Director (as defined in the Articles). The directors of the Company shall appoint a Compensation Committee composed of non-management directors of Company, which Committee shall determine management compensation and awards of stock options. In addition, Investor shall have "observer" rights pursuant to which it (or its representatives) shall be entitled to attend and observe all meetings of the Board of Directors of the Company but who shall have no right to vote on any matter brought before the Board of Directors. Company shall pay the reasonable expenses of any Preferred Director (as defined in the Articles) and of Investor and its representatives incurred in attending meetings of the Board of Directors or other business of Company.

          F. Reservation of Shares. On and after the Closing Date, Company will reserve and keep reserved at all times sufficient shares of Common Stock for issuance upon conversion of the Preferred Stock pursuant to Paragraph B.4(a) of
Article IV of the Articles. Immediately prior to the occurrence of any event that would cause the number of shares of Common Stock into which the Preferred Stock would be convertible to be determined in accordance with Paragraph B.4(b) of Article IV of the Articles, the Company shall take any and all actions necessary to permit such conversion. Upon conversion of any shares of Preferred Stock, Company will promptly issue and deliver the shares of Common Stock required to be delivered.

          G. Use of Proceeds. The proceeds from the sale of the Preferred Stock pursuant to this Agreement shall be used by Company for working capital or for any other purpose approved by the Board of Directors of the Company.

          H. Prohibited Matters. From and after the date hereof, Company shall not, without the consent of the holders of the majority of the then outstanding Preferred Shares:

             [1] Effect any transaction that results in a change of control of the Company;

             [2] Materially change the nature of the Company's business;

             [3] Effect a liquidation, dissolution, merger or sale of the Company or sell substantially all of its assets;

             [4] Amend its articles of incorporation or bylaws;

             [5] Redeem or pay any dividend or distribution on its common stock;

             [6] Issue any class or series of equity securities or equivalents thereof except pursuant to a management stock option plan approved by the Board of Directors of Company or upon conversion of the Preferred Shares;

             [7] Except as set out on Schedule 9.H, repay any shareholder loans;

             [8] Except for transactions with Investor or as set out in Schedule 9.H, engage in any transactions with "affiliates", which for the purposes of this Agreement, shall mean (i) any director or officer of Company or holder of Company's capital stock, (ii) any person or entity, directly or indirectly, controlling, controlled by or under common control with any such person or entity, and (iii) in the case of a natural person, members of his or her immediate family or a trust for their benefit; or

             [9] Take any other actions that would materially affect the holders of the Preferred Shares.

          If the Company shall propose to engage in any transaction described in subsection [3] above, Founders and Shareholders, collectively, shall have the right to demand that the Company obtain an opinion as to the fairness of the transaction from a financial viewpoint, from a list of nationally recognized investment banking firms with knowledge and experience in the industry of high speed internet access such as Alex Brown or Deutsche Morgan Grenfell. Such appraiser shall be selected by the Board of Directors of the Company, at the Company's expense.

          I. Life Insurance. Within forty-five (45) days after the Closing, Company will have in full force and effect term life insurance payable to Company on the life of each of Founders in the amount of $1 million. Company shall maintain such life insurance policies in good standing and in full force and effect.

          J. Consulting Fee. Commencing as of the Closing Date, Company shall accrue $10,000 quarterly as a consulting fee to Chrysalis Ventures, LLC. Such consulting fees shall be accrued but not paid until the earlier of (i) a determination by Company's board of directors that Company has sufficient cash flow to pay such fees, or (ii) Company produces after-tax quarterly profits in excess of $100,000 for two consecutive quarters.

          K. Restrictions on Transfers of Equity by Founders and Shareholders. Founders and Shareholders understand and acknowledge that, in entering into this Agreement, Investor is relying to a significant degree on the continuing abilities and efforts of Founders and their involvement in the Company. Accordingly, Founders and Shareholders agree as follows:

             [1] Oyler and/or members of his immediate family shall control directly not less than 85% of OPM and 100% of CLP;

             [2] Gibbs and/or members of his immediate family shall control directly not less than 100% of GFLP;

             [3] Except as otherwise expressly contemplated by this Agreement, the Shareholders Agreement or any Ancillary Agreement, Oyler shall maintain voting control with respect to the shares of common stock of the Company owned by OPM and CLP;

                  [4] Except as otherwise expressly contemplated by this Agreement, the Shareholders Agreement or any Ancillary Agreement, Gibbs shall maintain voting control with respect to the shares of common stock of the Company owned by GFLP;

                  [5] None of Shareholders shall issue any equity securities or take any action, directly or indirectly, that would have the effect of granting any person other than Oyler, in the case of CLP, or Gibbs, in the case of GFLP, voting control over the shares of common stock of the Company owned by CLP or GFLP, as applicable; and

                  [6] OPM shall not issue any equity securities or take any other action that would cause Oyler to own less than eighty five percent (85%) of the outstanding capital stock of OPM.

         L. OPM Lease. OPM agrees that the Promissory Note dated as of February 23, 1998 by the Company in favor of OPM and all payments due under the Lease dated as of January 1, 1998 between OPM and the Company, shall be subordinate in all respects to the rights of the Preferred Stock in the event of any liquidation or dissolution of the Company.

         10. Public Statements. Company, Founders, Shareholders and Investor shall consult and cooperate with each other in the preparation of a press release or other public announcement concerning the transactions contemplated by this Agreement, and other appropriate press releases from time to time. An written press release identifying Investor or its members shall require Investor's prior written approval. Oyler shall be the Company's public spokesperson. Company, Founders and Shareholders may disclose information with respect to the transaction contemplated hereby to their respective employees, agents, consultants and third parties only to the extent such persons have a need to know such information.

         11. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by first class, registered, or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally:

         If to Investor, to:     Broadband Solutions, LLC
                                    1850 National City Tower
                                    101 South Fifth Street
                                    Louisville, Kentucky 40202

         With a copy to:         Patrick W. Mattingly, Esq.
                                    Wyatt, Tarrant & Combs
                                    2800 Citizens Plaza

                                    Louisville, KY  40202


         If to Company,
         Founders or
         Shareholders, to:       CATV.net, Inc.
                                    Attn: W. Kent Oyler, III
                                    Suite 210
                                    1000 West Ormsby Avenue
                                    Louisville, Kentucky 40210

         With a copy to:         Robert Vice, Esq.
                                    Reed, Weitkamp, Schell, Cox & Vice
                                    2400 Citizens Plaza
                                    Louisville, KY 40202


or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed, and notices sent by overnight courier service shall be deemed given when placed in the hands of a representative of such service.

          12. Parties in Interest; Assignment. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective heirs, executors, successors, and assigns, whether so expressed or not. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement is not assignable and any other purported assignment shall be null and void, provided that Investor may assign its rights and obligations under this Agreement to any of its affiliates that may purchase any of the Preferred Stock held by Investor. Notwithstanding such permitted assignment, Investor shall not be released from its obligations hereunder or its representations and warranties set forth in Section 6. The term "affiliate" as used in this Section 12 shall include, without limitation, [i] any director or executive officer of such person or of an affiliate of such person, [ii] a parent, spouse or child (a "relative") of such director or executive officer, [iii] any group, acting in concert, of such director, executive officer or relative (a "group"), [iv] any person controlled by any such director, executive officer, relative or group, and [v] any person or group which beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest in such person.

          13. Construction; Governing Law. The section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Kentucky as applied to agreements among Kentucky residents entered into and performed entirely within Kentucky.

          14. Entire Agreement; Amendment and Waiver. This Agreement, including the Schedules and Exhibits hereto, constitutes and contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior writing by the parties. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company, Founders, Shareholders and Investor (or its permitted assigns). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and Company.

          15. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

          17. Expenses. Company agrees, upon consummation of the transactions contemplated by this Agreement, to pay all reasonable legal and out-of-pocket expenses incurred by Investor in connection with this Agreement and the transactions contemplated hereunder, including, without limitation all fees and expenses of Wyatt, Tarrant & Combs, in connection with this Agreement and the transactions contemplated hereunder.

          18. Time of Essence. Time is of the essence to the performance of the obligations set forth in this Agreement.

          19. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, any Ancillary Agreement or the Articles, each party shall pay its own fees, costs, and disbursements in connection therewith.

          20. Rights of Investor. Each holder of Preferred Stock (and Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Preferred Stock, including without limitation the right to consent to the waiver of any obligation of Company under this Agreement and to enter into an agreement with Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Preferred Stock (or Common Stock issued upon conversion thereof) with respect to exercising or refraining from exercising any such right or rights.


          IN WITNESS WHEREOF, Company, Founder and Investor have caused this Agreement to be executed as of the day and year first written above.

                                    "COMPANY"

                                    CATV.NET, INC.


                                    By: /s/ CATV.NET, INC.
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                                    "FOUNDERS"

                                    /s/ W. KENT OYLER, III
                                    -------------------------------------------
                                    W. KENT OYLER, III

                                    Address: 401 Duff Lane
                                             Louisville, Kentucky  40207

                                    /s/ DAVID GIBBS
                                    -------------------------------------------
                                    DAVID GIBBS

                                    Address: 609 Wataga
                                             Louisville, Kentucky  40206

                                    "SHAREHOLDERS"

                                    COLORADO LIMITED PARTNERSHIP

                                    By: /s/ KENT OYLER
                                       ----------------------------------------
                                    Title: G.P.
                                          -------------------------------------
                                    Address:
                                            -----------------------------------


                                    OPM SERVICES, INC.


                                    By: /s/ KENT OYLER
                                       ----------------------------------------
                                    Title: President
                                          -------------------------------------
                                    Address:
                                            -----------------------------------


                                    GIBBS FAMILY LIMITED PARTNERSHIP


                                    By: /s/ DAVID GIBBS
                                       ----------------------------------------
                                    Title: G.P.
                                          -------------------------------------
                                    Address:
                                            -----------------------------------


                                    "INVESTOR"

                                    BROADBAND SOLUTIONS, LLC


                                    By: /s/ BROADBAND SOLUTIONS, LLC
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------
                                    Address: 1850 National City Tower
                                             101 South Fifth Street
                                             Louisville, Kentucky 40202